UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2025

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement
On October 31, 2025, Cirrata Group LLC, a Delaware limited liability company (“Cirrata Group”), Cirrata V LLC, a Delaware limited liability company (“Cirrata V”), Cirrata V UK Limited, a private limited company incorporated in England and Wales with company number 15854655 (“Cirrata UK”), Cirrata VI, LLC, a Delaware limited liability company (“Cirrata VI”), and upon closing of the acquisition described below, ArmadaCorp Capital, LLC, a Maryland limited liability company (“ArmadaCorp”), ArmadaCare, LLC, a Maryland limited liability company (“ArmadaCare”) and Armada Administrators LLC, a Maryland limited liability company (“Armada Administrators”, together with Cirrata Group, Cirrata V, Cirrata UK, Cirrata VI, ArmadaCorp and ArmadaCare, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”), and Truist Bank, as administrative agent (in such capacity, the “Administrative Agent”), issuing bank and swingline lender. The Credit Agreement provides for senior secured credit facilities in an aggregate original principal amount of $120 million, consisting of (i) a $100 million senior secured term loan (the “Term Loan”) and (ii) a $20 million senior secured revolving credit facility (the “Revolving Facility”), which includes customary letter of credit and swingline sub-facilities.
The Borrowers’ obligations under the Credit Agreement are guaranteed by (i) certain of their domestic and foreign subsidiaries (collectively, the “Guarantors”) and (ii) Ambac Financial Group, Inc., a Delaware corporation (the “Company”). In support of its guarantee, the Company is required to maintain unrestricted cash and cash equivalents of at least $10,000,000 at all times. The Credit Agreement and related collateral documents grant the Administrative Agent, for the benefit of the Secured Parties, a first-priority security interest in (i) substantially all of the present and after-acquired tangible and intangible assets of the Borrowers and the Guarantors, subject to certain customary exceptions and permitted liens, including security interests under English law, and (ii) 100% of the Company’s equity interest in Cirrata Group. The Credit Agreement also provides for customary cash management and deposit account control arrangements and includes collateral assignments of representations and warranties insurance policies.
Unless earlier terminated in accordance with its terms, the Revolving Facility matures on the date that is five years after the closing date of the Credit Agreement, and the Term Loan amortizes in equal quarterly installments commencing with the fiscal quarter ending March 31, 2026, with the remaining principal balance due at maturity on the fifth anniversary of the closing date. Borrowings under the Credit Agreement bear interest, at the Borrowers’ option, at a rate per annum equal to (i) a term SOFR-based rate or (ii) an alternate base rate, in each case plus an applicable margin that varies based on the Borrowers’ Consolidated Total Net Leverage Ratio. The applicable margin for SOFR loans ranges from 2.25% to 2.75% per annum, and the applicable margin for alternate base rate loans ranges from 1.25% to 1.75% per annum. The Borrowers also owe a commitment fee on the average daily unused portion of the Revolving Facility that ranges from 0.375% to 0.50% per annum, in each case, based on the Borrowers’ Consolidated Total Net Leverage Ratio. The Credit Agreement provides for customary benchmark replacement mechanics for term SOFR.
The Credit Agreement contains customary representations and warranties. In addition to customary affirmative and negative covenants, the Credit Agreement includes financial maintenance covenants that, among other things, require the Borrowers to maintain (i) a Consolidated Total Net Leverage Ratio not greater than 4.00 to 1.00 and (ii) a Consolidated Fixed Charge Coverage Ratio not less than 1.20 to 1.00, in each case tested quarterly beginning with the fiscal quarter ending March 31, 2026. The Credit Agreement also includes limitations on, among other things, additional indebtedness, liens, dividends and other restricted payments, prepayments of junior indebtedness, investments and acquisitions, asset sales, affiliate transactions, restrictive agreements, sale-leaseback transactions and speculative hedging.
The Credit Agreement contains events of default, including, among others, nonpayment of principal, interest or fees; material inaccuracy of representations and warranties; certain ERISA and pension events; change of control; and certain insolvency or bankruptcy events. If an event of default occurs and is continuing, the Administrative Agent may terminate the commitments, accelerate the maturity of the loans and exercise other rights and remedies available under the Credit Agreement and related loan documents.
The Credit Agreement was entered into to fund a portion of the purchase price for the Company’s previously announced acquisition of ArmadaCorp, a wholly owned subsidiary of Sirius Acquisitions Holding Company.
The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 31, 2025, (the “Closing Date”), the Company and its wholly owned subsidiary, Cirrata VI, completed the previously announced acquisition of all of the issued and outstanding limited liability company interests of ArmadaCorp Capital, LLC, a wholly owned subsidiary of Sirius Acquisitions Holding Company (the “ArmadaCorp Acquisition”), pursuant to and upon the terms and subject to the conditions set forth in, the Membership Interest Purchase Agreement (the “Acquisition Agreement”), dated as of September 29, 2025, by and between the Company, Cirrata VI, Sirius Re Holdings, Inc. (“Seller Parent”) and Sirius Acquisitions Holding Company (the “Seller”). Total consideration as of the Closing Date was approximately $250,000,000. $100,000,000 was financed with the Term Loan, $20,000,000 was drawn under the Revolving Facility and the remaining purchase price was paid with cash on hand.

The description of the ArmadaCorp Acquisition and the Acquisition Agreement in this report is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02. Creation of a Direct Financial Obligation.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On November 3, 2025, the Company issued a press release regarding the ArmadaCorp Acquisition and Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Business Acquired. The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:
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EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	Filed Herewith
10.1
Credit Agreement, dated as of October 31, 2025, by and among Cirrata Group LLC, Cirrata V LLC, Cirrata V UK Limited, Cirrata VI, LLC, ArmadaCorp Capital, LLC, ArmadaCare, LLC, Armada Administrators LLC, the several banks and other financial institutions and lenders from time to time party thereto, and Truist Bank.*
X
10.2	Membership Interest Purchase Agreement, dated September 29, 2025, by and among Sirius Acquisitions Holding Company, Cirrata VI, LLC, Sirius Re Holdings, Inc., and Ambac Financial Group, Inc.*	8-K	9/29/2025	10.1
99.1	Press Release dated November 3, 2025.				X
101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document
•Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	November 3, 2025	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel
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